Exhibit 21.1

Significant subsidiaries of LBI Media Holdings, Inc.1

LBI Media, Inc., a California corporation

Liberman Television, Inc., a California corporation

Liberman Broadcasting, Inc., a California corporation

LBI Radio License Corp., a California corporation

KRCA License Corp., a California corporation

KRCA Televison, Inc., a California corporation

Empire Burbank Studios, Inc., a California corporation

KZJL License Corp., a California corporation

Liberman Television of Houston, Inc., a California corporation

Liberman Broadcasting of Houston, Inc., a California corporation

Liberman Broadcasting of Houston License Corp., a California corporation

Liberman Television of Dallas, Inc., a California corporation

Liberman Television of Dallas License Corp., a California corporation

Liberman Broadcasting of Dallas, Inc., a California corporation

Liberman Broadcasting of Dallas License Corp., a California corporation

[1]	All of our subsidiaries conduct business under their legal names as stated above.